U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

                                   Form 10-SB

              GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL
                                BUSINESS ISSUERS
          Under Section 12(b) or 12 (g) of the Securities Act of 1934


                        INTERNATIONAL POWER GROUP, LTD.
              ----------------------------------------------------
                 (Name of Small Business Issuer in its charter)

          Delaware                                            20-1686022
     ------------------------                             ---------------------
     (State of Incorporation)                       (I.R.S. Employer I.D.Number)



                    6 Glory Lane., Sussex, New Jersey 07461
                  -------------------------------------------
                    (Address of Principal executive offices)


                    Issuer telephone number: (973) 875-6423


          Securities to be registered under Section 12 (b) of the Act:

                 Title of each class Name of exchange on which
                to be registered each class is to be registered

                                    None None


          Securities to be registered under Section 12(g) of the Act:

                                  Common Stock
                                (Title of Class)

Part I

Item 1 - Description of the Business

     International Power Group, Ltd. ("Company") was incorporated in the State of Delaware on November 30, 1998 as Ednet, Inc. The Certificate of Incorporation was amended to International Power Group, Ltd. on September 24, 2004. The Company acquired International Power, Inc. on October 5, 2004 International Power, Inc acquired the assets of Terra Mar Environmental Systems Incorporated
(TMES) on August 20, 2004. The Company, on December 2, 2004 acquired fifty per cent of Tratamientos Ambientales Tecate a Mexican Corporation. The core business of Tratamientos Ambientales Tecate (TAT) consists of the remediation and disposal of hazardous waste in Mexico.

     The Company is dedicated to the promotion of cooperation among energy producing industries and nations through the advanced of environmentally friendly practices and the continued development of cutting edge technologies. Through its international contacts, the Company is uniquely positioned to address the various waste management needs of developing industrial nations as well as the waste disposal needs of industrial nations in Asia and the Pacific Rim. The Company offers services that included the following; waste reduction; vitrification; compaction; and shallow burial of hazardous waste.


Item 2. Management's Discussion and Analysis or Plan of Operations.

     The Company is considered to be in the development stage as defined in the Statement of Financial Accounting Standards ("FASB") No.7. Management believes it will be able to satisfy its cash requirements through debt financing and sales of equity through private placements during the next twelve months. However, there can be no assurance that the Company will be able to raise the financing required.

     In the next twelve months, the Company plans to seek out business opportunity candidates. The Company, on December 2, 2004 acquired fifty per cent of Tratamientos Ambientales Tecate a Mexican Corporation. The core business of Tratamientos Ambientales Tecate (TAT) consists of the remediation and disposal of hazardous waste in Mexico.

     May of 2005 International Power Group signed a contract with Naanovo Energy for three hundred million dollars ($300,000,000) for a twelve module Waste To Energy Plant. Also, a contract was signed in April 2005 with Providence Financial Services to finance the Waste to Energy plant in Mexico.

     With Naanovo's proprietary waste to energy technology each module is capable of combusting 180 tons per day of municipal solid waste to below 10% of its original volume and 20% of its original weight while generating a minimum of 6 megawatts of electricity as a byproduct of the process. Also, the natural byproduct of each Waste To Energy module is distilled water in substantial quantity (145,920 gallons per day).

Governmental Regulation.

In connection with its remediation and disposal of hazardous waste activities, the Company will be required to comply with all regulations, rules and directives imposed by the Mexican government. The Company will be required to prepare and file with Ministry of Ecology in Mexico a study of ecological impact, which report must be approved by the ministry. The Company expects, upon filing of its required report, to receive approval from the ministry.

Item 3. Description of Property.

The Company's executive offices are located at 6 Glory Lane, Sussex, New Jersey 07461. The premises are owned by Mrs. Wagenti, the Company's Vice President's wife, and are leased to the Company rent free on a month to month basis.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table identifies, as of December 31, 2004, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group. The following information is based upon 284,980,000 shares of common stock of the Company which were issued and outstanding as of December 31, 2004. The address for each party below is 6 Glory Lane, Sussex, New Jersey 07461, the address of the Company.

                                                                   Percentage of
                                  Common Stock                      Common Stock
Name and                          Beneficially                      Beneficially
Address(1)                        Owned(1)                           Owned(1)
----------                        ------------                     -------------
Peter Toscano(2)                112,344,830                             39.42%
Jack Wagenti(3)                 112,001,480                             39.3%
Jose Garcia                       1,500,000                             00.53
Richard C. Paszyc(4)              7,320,000                             02.57
Georgi Grechko                       40,000                             00.0001
John Malin                        1,250,000                             00.44
Salvatore Arnone(5)                 400,000                             00.14
Robert Astore                     1,000,000                             00.35

(officers and directors as a group 8 person)    235,856,310             82.8%

--------------------------------------------------------------------------------
(1). The address for each party is the address of the Company.
(2). Represents 111,344,830 shares of common stock of the Company held individually by Mr. Toscano, 1,000,000 shares of common stock of the Company by Mr. Toscano's spouse.
(3). Represents 111,001,480 shares of common stock of the Company held individually by Mr. Wagenti and 1,000,000 shares of common stock of the Company by Mr. Wagenti's spouse.
(4). Represents 6,320,000 shares of common stock of the Company held individually by Mr. Paszyc and 1,000,000 shares of common stock of the Company by Mr. Paszyc's spouse.
(5). Represents 400,000 shares of common stock of the Company held jointly with Mr. Arnone's brother.

"Beneficial ownership" means having or sharing, directly or indirectly (I) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

Item 5. Directors, Executive Officers, Promoters and Control Persons.
--------------------------------------------------------------------

The directors and executive officers of the Company, their ages, and the positions they hold are set forth below. The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified. All officers serve at the discretion of the Board of Directors.

Name                         Age                            Title
----                         ---                            -----

Peter Toscano                56                      Chairman of The Board
                                                     Chief Executive Officer,
                                                     President

Jack Wagenti                 68                      Vice President, Secretary,
                                                     and Director

Jose Garcia                  50                      Vice President, Director

Richard C. Paszyc            59                      Vice President, Director

Georgi Grechko               74                      Director

John Malin                   48                      Director

Salvatore Arnone             45                      Director

Robert Astore                68                      Director

Mr. Peter Toscano. Mr. Toscano has been Director, President and Chief Executive Officer of International Power Group since October of 2004. Mr. Toscano also, has been President, Chief Executive Officer and Director of US Precious Metals since May of 2002. Mr. Toscano over the past five years has been heavily involved in materials reprocessing, export, and importation in Mexico. In addition, Mr. Toscano has had extensive experience in the development of systems for the management of hazardous wastes in Russia and Central Asia. Also, Mr. Toscano has been involved in various low-level radioactive waste management projects within the Pacific Rim. Within those arenas, Mr. Toscano has spearheaded projects that utilized strategic alliances with major companies such as Westinghouse and Waste Management. Among his responsibilities, Mr. Toscano has acted as a liaison bridging the gap between Russia and U.S. Corporations.

Mr. Jack Wagenti. Mr. Wagenti has been Director, Secretary and Chief Financial Officer of International Power Group since October of 2004. Mr Wagenti is also, Director, Secretary, and Chief Financial Officer of U.S. Precious Metals since May 2002. From 1996 to the present, Mr. Wagenti has served in varying capacities of American International Ventures, Inc., a company trading on the Over The Counter Bulletin Board and Pink Sheet market. Presently, Mr. Wagenti is the Secretary/Treasurer, CFO and a Director of American International Ventures, Inc.

Mr. Jose Garcia. Mr. Garcia, Vice President of U.S. Precious Metals, Inc. since May 2002 and President of U.S. Precious Metals de Mexico since March 2003. Mr. Garcia was appointed Vice President and Director to International Power Group on October 4, 2004. Mr. Garcia is from Morelia, Mexico and will be appointed President of IPWG Group de Mexico, which will be a wholly owned subsidiary of International Power Group, Ltd..

Mr. Richard C. Paszyc. Since 1996, Mr. Paszyc served as President & CEO of Terra Mar Environmental Systems, a wholly owned subsidiary of International Power. During this time, he has worked extensively within Eastern Europe, Central Asia and the Pacific Rim. Mr. Paszyc, prior to joining Terra Mar Environmental Systems, served as the Director of International Sales & Marketing for the State of Maine's Bangor International Airport. As a result of his work in international aviation affairs, Mr. Paszyc developed numerous governmental and business contacts, and he has also served on international bilateral treaty negotiating delegations with the US State Department. Mr. Paszyc was born in the United Kingdom, and he holds degrees in the fields of economics and business administration He received his education at Lindisfarne College and at the Edinburgh Graduate School of Business. In addition, Mr. Paszyc has attended St. Mary's College of California and the College of the Sequoias

Mr. Georgi Grechko. Dr. Grechko brings extensive technical expertise in the field of applied sciences. He will also help foster the international cooperation that is required for International Power's operation. He qualifies as an independent director as defined under the Sarbanes Oxley Act of 2002. Dr. Grechko, a Russian cosmonaut, flew on three space flights and at one time held the space endurance record. Dr. Grechko graduated from the Leningrad Institute of Mechanics with a doctorate in mathematics. He went on to work at Sergei Korolev's design bureau and from there was selected for cosmonaut training in the Soviet moon program. He went on to work on the Salyut space stations. After leaving the space program in 1992, Dr. Grechko became a lecturer in atmospheric physics at the Soviet Academy of Sciences.

Mr. John Malin. Mr. Malin is President and owner of Lawful Securities Systems since 1983. Mr. Malin has been in the security business for thirty two years. Mr. Malin acquired Alarms and Access Protective Devices in 2001.

Mr. Salvatore J. Arnone. Mr. Arnone is a Senior Account Executive with KMBS, Inc. Mr Arnone has been with KMBS, Inc. since May of 1998 to present. Mr. Arnone has received many exceptional achievement awards in his field.

Mr. Robert Astore. Mr. Astore was President and owner of Bergen Film Laboratories, Inc., Lodi New Jersey from 1960 to 1981. From 1981 to 1990 Mr. Astore was a self employed builder. Mr. Astore from 1990 to present is employed in seafood sales and brokerage. Mr. Astore received a Bachelor's Degree in Business Administration from the University of Miami.

The officers of the Company are not full time employees, the Company does not have a formal conflicts of interest policy governing its officers and directors. In addition, the Company does not have written employment agreements with any of its officers. Its officers intend to devote sufficient business time and attention to the affairs of the Company to develop the Company's business in a prudent and business-like manner. However, the officers may engage in other businesses related and unrelated to the business of the Company. As a result, the officers of the Company may have a conflict of interest in allocating their respective time, services, and future resources, and in exercising independent business judgment with respect to their other businesses and that of the Company.

Each director serves until the next annual meeting of shareholders and until his successor is elected and qualified. Each officer is elected to serve at the pleasure of the Board of Directors and until his successor has been elected and qualified.

Item 6. Executive Compensation.

The compensation for all directors and officers individually for services rendered to the Company for the fiscal year ended December 31, 2004:

                                SUMMARY COMPENSATION
Annual Compensation
Name and
Principal                            Salary          Bonus           Other
Position                  Year       ($)             ($)             ($)
                        --------     ---------       ------          -------
Peter Toscano(1)         2004          $5,000         -0-             -0-
President, Chief
Executive Officer
and Director

Jack Wagenti(2)          2004          $5,000         -0-             -0-
Vice President
and Director

--------------------------------------------------------------------------------
(1). In fiscal 2004, Mr. Toscano received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Toscano received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc. (2). In fiscal 2004, Mr. Wagenti received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Wagenti received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc.
The Company did not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods during the fiscal years 2003 and 2004.

The Company's directors received no fees for their services in such capacity, however, they are reimbursed for expenses incurred by them in connection with the Company's business.

Item 7. Certain Relationships and Related Transactions.
The Company acquired International Power, Inc. on October 5, 2004 in return for 150,000,000 shares of common stock. International Power, Inc acquired the assets of Terra Mar Environmental Systems Incorporated (TMES) on August 20, 2004 for 2,281,000 shares of its common stock. The Company, on February 21, 2005, acquired a fifty per cent interest in Tratamientos Ambientales Tecate, a Mexican Corporation, in return for 3,100,000 shares of common stock. The business of

Tratamientos Ambientales Tecate (TAT) consists of the remediation and disposal of hazardous waste in Mexico.
In May of 2005, International Power Group signed a contract with Naanovo Energy to build and operate a twelve module Waste To Energy Plant. The estimated cost of this project is $300,000,000. Also, a contract was signed in April 2005 with Providence Financial Services to finance the Waste to Energy plant in Mexico.
In fiscal 2004, Mr. Toscano received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Toscano received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc. In fiscal 2004, Mr. Wagenti received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Wagenti received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc. .
In June 2005, the Company completed a private placement of its common stock pursuant to which it sold 6,400,000 units and received $160,000 in gross proceeds. Each unit consisted of one share of common stock and warrant to purchase one-half share of common stock. The warrants are exercisable at $0.50 per full share of common stock and expire December 31, 2004.

Item 8. Description Of Securities.
Common Stock.
The Certificate of Incorporation of the Company authorizes the issuance of 750,000,000 shares of common stock, $.00001 par value, and as of December 31, 2004, 284,980,000 shares are issued and outstanding.
The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. In addition, each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

PART II

ITEM 1. MARKET PRICE OF AND  DIVIDENDS  ON THE  REGISTRANT'S
COMMON  EQUITY AND RELATED STOCKHOLDER MATTERS.

There is no public market for the Company's equity securities. The Company intends to establish a public market for its common stock in the United States following the registration of its securities pursuant to this Form 10-SB. Following the effectiveness of this registration statement, the Company will seek a market maker to file a Form 211 application with the NASD in order for its common stock to be quoted on the over-the-counter bulletin board of the NASD. The application will be subject to the review and approval of the NASD. As of May 31, 2005 (i) there are 2,590,000 outstanding warrants to purchase securities convertible into common stock of the Company and (ii) Pursuant to Rule 144. Under Rule 144, shareholders whose restricted shares meet the rule's one-year holding provisions, including persons who may be deemed affiliates of the Company, may resell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After a non-affiliated shareholder meets the two-year holding period of the rule, restricted securities may be resold without regard to the above restrictions. Restricted securities held by affiliates must continue, even after the two-year holding period, to meet the resale limitations discussed above.

If and when the Company's securities are traded, the securities may likely be deemed a "penny stock". The Securities and Exchange Commission had adopted Rule 15g-9, which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
(i) obtain financial information and investment experience and objectives of the person and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker- dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

As of December 31, 2004, there are 87 shareholders of record of the Company's common stock. Although there are no restrictions on the Company's ability to declare or pay dividends, the Company has not declared or paid any dividends since its inception.

Item 2. Legal Proceedings.

None.





Item 3. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure.

None.

Item 4. Recent  Sales  Of  Unregistered  Securities.

In fiscal 2004, Mr. Toscano received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Toscano received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc. The shares were valued at $0.00001 per share. In fiscal 2004, Mr. Wagenti received 50,000,000 shares of common stock valued as salary compensation for the period from June 2004 through May 31, 2005. The shares are valued at $0.0001 per share. In fiscal 2004, Mr. Wagenti received 75,000,000 shares of common stock in 2004 in exchange for his shares in International Power, Inc. The shares were valued at $0.00001 per share.

The Company, on February 21,2005 acquired fifty per cent of Tratamientos Ambientales Tecate a Mexican Corporation for 3,100,000 common shares. The core business of Tratamientos Ambientales Tecate (TAT) consists of the remediation and disposal of hazardous waste in Mexico.

In June 2005, the Company completed a private placement of its common stock pursuant to Rule 504 of Regulation D, which it sold 6,400,000 units and received $160,000 in gross proceeds. Each unit consisted of one share of common stock and warrant to purchase one- half share of common stock. The warrants are exercisable at $0.25 per full share of common stock and expire eighteen months from date of issuances.

The offering was completed pursuant to Rule 504 of Regulation D promulgated under Securities Act of 1933, as amended, on the basis that; (i) the offerings were less than $1,000,000, in the aggregate; (ii) no advertisement or general solicitation was used in connection with the offering, (iii) each recipient of securities represented his or her intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, appropriate legends were affixed to the share certificates issued in such transactions, (iv) the Company had a specific business plan at the time of the offerings, being the exploration of the Solidaridad I property; and (v) the Company was not subject to the reporting requirements of the Securities and Exchange Act of 1934 at the time of the offering.



Item 5. Indemnification of Directors and Officers.
-------------------------------------------------
The Company's By-Laws eliminates personal liability in accordance with the Delaware General Corporation Law (DGCL). Under the DGCL, the Company may indemnify such persons if they acted in good faith or in a manner which they reasonably believed to be in and not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe their conduct was unlawful.

In so far as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 6.  Financial Statements
The information required by Item 6 and an index thereto commences on page F-l, which pages follow this page.

PART III

Exhibit                Description
-------                -----------

3(i)(a) Articles of Incorporation of the Company.
3(i)(b) Certificate of Amendment to Articles of Incorporation.
3(i)(c) Articles of Incorporation IPW Group de Mexico
3(ii)   By-Laws of the Company.
10.1    Contract with NAANOVA ENERGY, USA
10.2    Contract with Providence Financial
23.1    Consent of Independent Auditors


SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10-SB to be signed on its behalf by the undersigned, thereunto duly authorized.

International Power Group, Ltd.


/s/Peter Toscano
Peter Toscano
President and Chief
Executive Officer                               July 5, 2005



/s/Jack Wagenti
Jack Wagenti
Chief Financial Officer                         July 5, 2005

                         INTERNATIONAL POWER GROUP, LTD

                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               December 31, 2004

                         INTERNATIONAL POWER GROUP, LTD
                         (A Development Stage Company)
                              FINANCIAL STATEMENTS
                               December 31, 2004






                                    CONTENTS



                                                                           PAGE

Accountant's Audit Opinion                                                   1

Balance Sheet                                                                2

Statements of Operations and Deficit Accumulated
  During Development Stage                                                   3

Statements of Changes in Stockholders' Equity                                4

Statements of Cash Flows                                                     5

Notes To Financial Statements                                                6

                               ROBERT G. JEFFREY
                          CERTIFIED PUBLIC ACCOUNTANT
                                61 BERDAN AVENUE
                            WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE                                          TEL:  973-628-0022
    IN NEW YORK AND NEW JERSEY                                FAX:  973-696-9002
MEMBER OF AICPA                                    E-MAIL:  rgjcpa@optonline.com
    PRIVATE COMPANIES PRACTICE SECTION
MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS
REGISTERED PUBLIC ACCOUNTING FIRM WITH
    PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
International Power Group, Ltd.

I have audited the accompanying balance sheet of International Power Group, Ltd. (a development stage company) as of December 31, 2004, and the related statements of operations and deficit accumulated during development stage, changes in stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003 and for the period April 15, 2002 (inception) to December 31, 2004. These financial statements are the responsibility of the Company management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Power Group, Ltd. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period April 15, 2002 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.
Robert G. Jeffrey
Certified Public Accountant
June 22, 2005

F-1-
                         INTERNATIONAL POWER GROUP, LTD
                         (A Development Stage Company)
                                 BALANCE SHEET
                               December 31, 2004



                                                        ASSETS
                                                        ------
                                                  Current Assets
        Cash                                            $ 20,038
        Prepaid compensation                               2,609
                                                         -------
         Total current assets                             22,647

                                                  Other Assets

        Waste disposal permit                              2,000
        Prepaid investment cost                            2,500

         Total other assets                                4,500

        TOTAL ASSETS                                    $ 27,147

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Liabilities
        Accounts Payable                                $  3,784
                                                         -------

         Total current liabilities                         3,784
                                                         -------

Stockholders' Equity
  Common stock - authorized, 750,000,000
   shares of $.00001par value; issued and
   outstanding, 284,980,000 shares                          2,850
  Capital in excess of par value                           58,150
  Accumulated deficit                                     (37,637)

         Total stockholders' equity                        23,363
    TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                             $ 27,147
                                                         ========




See accompanying notes and accountant's report.

F-2-



                         INTERNATIONAL POWER GROUP, LTD
                         (A Development Stage Company)
            STATEMENTS OF OPERATIONS and DEFICIT ACCUMULATED DURING
                               DEVELOPMENT STAGE

                                                                     April 15, 2002
                                                                 (Date of Inception of
                             Year             Year                Development Stage) to
                             2004             2003                 December 31, 2004

REVENUE                      $  -             $  -                      $   -

OPERATING EXPENSES          37,637               -                        37,637

LOSS ACCUMULATED DURING
    DEVELOPMENT STAGE     $(37,637)           $  -                      $(37,637)


NET LOSS PER SHARE -
    Basic and diluted        $  -             $  -

WEIGHTED AVERAGE
    SHARES OUTSTANDING    247,182,404         165,000,000



See accompanying notes and accountant's report.



F-3-






                         INTERNATIONAL POWER GROUP, LTD
(A Development Stage Company) STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY For
                   the Years Ended December 31, 2004 and 2003


                                                                     Capital
                                                                    Common Stock  In Excess Of   Accumulated
                                  Shares         Amount            Par Value       Deficit             Total
                                  ------         ------            ---------       -------             -----
Balance, December 31, 2002          500           $  -              $  -            $  -               $  -

Results of operations for the
    year                          ------         ------            ---------       --------            ------
Balance, December 31, 2003          500              -                 -               -                  -

Stock split - 330,000 to 1        164,999,500        -

Shares cancelled                 (132,000,000)       -

Adjustment                             -             330               (330)                              -

Shares issued for
    acquisition                   150,000,000      1,500                                              1,500

Shares issued for
     services                     100,000,000      1,000              9,000                          10,000

Sales of common stock               1,980,000         20             49,480                          49,500

Net loss for the year                                                              (37,637)         (37,637)
                                   -----------    ------             -------       --------          -------
Balance, December 31, 2004         284,980,000    $2,850             $58,150      $(37,637)        $ 23,363
                                   ===========    ======             =======       ========          =======


See accompanying notes and accountant's report.

                                      F-4-


                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                            April 15, 2002
                                                                        (Date of Inception of
                                            Year           Year            Development Stage)
                                            2004           2003           to December 31, 2004
                                            ----           ----           --------------------


Cash Flows From Operations:
Net loss from operations                   $(37,637)       $  -              $(37,637)
Adjustments to reconcile net loss to
        net cash consumed by operating
        activities:
    Charges not requiring cash outlay:
        Common stock issued for services      7,391           -                 7,391
        Asset write-off                       1,500                             1,500

    Changes in assets and liabilities:
        Increase in accounts payable          3,784           -                 3,784
Net cash consumed by operating               ------                            -------
        activities                          (24,962)                          (24,962)

Cash Flows From Investing Activities:
    Acquisition of waste disposal permit     (2,000)                           (2,000)
    Prepaid cost of investment in
          Mexican company                     2,500           -                 2,500
        Net cash consumed by investing
    activities                               (4,500)          -                (4,500)
                                             -------                           -------
Cash Flows From Financing Activities:
    Proceeds of sales of common stock        49,500           -                49,500
                                             -------                           -------
        Net cash provided by financing
         activities                          49,500                            49,500
                                             -------                           -------
Net increase in cash                         20,038           -                20,038

Cash balance, beginning of period               -             -                     -

Cash balance, end of period                $ 20,038        $  -              $ 20,038
                                            =======                           =======

See accompanying notes and accountant's report.
                                      F-5-

INTERNATIONAL POWER GROUP, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2004



Note 1.         ORGANIZATION AND BUSINESS

Organization

International Power Group, Ltd., (the Company) was incorporated in Delaware on November 30,1998, as Ednet, Inc. Its name was changed to International Power Group, Ltd. on September 23, 2004.

On September 23, 2004, the Company acquired 66% of the stock of International Power, Inc. (Power) in return for 150,000,000 shares of its common stock, which represented 82% of the number of shares of the Company outstanding after this transaction. The acquisition has been accounted for as a reverse merger with the Company being treated as the acquired company and Power being treated as the acquirer. Historic financial and other information of Power will be presented in all public filings. Under the accounting for a reverse merger, the assets and liabilities of the Company were recorded on the books of the continuing company at their market values which approximate net realizable value and the stockholders equity accounts of Power were reorganized to reflect the shares issued in this transaction. The financial statements include the effect of the acquisition on the financial position of the Company and the results of its operations. The statements of operations for the years ended December 31, 2004 and 2003 are based on the historical statements of income of the Company and Power for those periods and assume the acquisition took place on January 1, 2003.

Power is a Delaware corporation organized April 15, 2002. During 2004, it acquired the assets of Terre Mar Environmental Systems, Inc. (TMES) in return for 2,281,040 shares of its capital stock. The assets of TMES consisted principally of relationships and plans for the construction of waste disposal plants in central Asia, primarily countries of the former Soviet Union.

On November 11, 2004 the Board of Directors authorized the acquisition of a 50% interest in Tratamientos Ambientales de Tecate, S.A. de C.V. (TAT), a Mexican corporation involved in the waste disposal business. This acquisition was concluded on February 21, 2005 by the issuance of 3,400,000 shares of the capital stock of the Company.





                                      F-6-

                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004



Nature of Operations

The Company is a development stage company. Its business will be the construction and management of waste disposal plants. These plants will produce electric power and convert salt water to fresh water, as bi products of the waste disposal process. The Company is pursuing operations in two areas: one in central Asia, and the other in Mexico. It is currently negotiating with governments in both locations for the construction of multiple plants for the treatment of waste material and the production of electricity and fresh water.

Note 2.         DEVELOPMENT STAGE

The Company is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7. Generally accepted accounting principles that apply to established operating enterprises govern the recognition of revenue by a development stage enterprise and the accounting for costs and expenses. The Company has been in the development stage since April 15, 2002, the date of its inception.

Note 3.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.      Cash

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

b.   Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the income that is currently taxable.



                                      F-7-

                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004

Note 3 (continued)

c.   Fixed Assets
Fixed assets will be recorded at cost and depreciated over their useful lives using an appropriate method.

d.   Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimated.
e.    Recognition of Revenue

Revenue will be realized from the sales of product and services. Recognition will occur upon delivery of product or performance of services. In determining recognition, the following criteria will be considered: persuasive evidence that an arrangement exists; delivery has occurred; the sales price is fixed or determinable; and collectability is reasonably assured.

f.    Fair Value of Financial Instruments

        The carrying amounts of the Company's financial instruments, which include cash equivalents and accounts payable, approximate their value at December 31, 2004.

g.    Net Loss Per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin (SAB) No. 98. Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net loss per common share are computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the number of weighted average shares outstanding as well as the amount of net income (loss) per share are presented for basic and diluted calculations for all periods reflected in the accompanying financial statements.

                                      F-8-

                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004


Note 3 (continued)

h.    Common Stock

Common stock of the Company has been issued in return for services. Values are assigned to these issuances equal to the value of services received or the market value of the common stock, whichever is most clearly evident.

i.   Warrants Outstanding

Warrants to purchase capital stock of the Company are valued in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation".

j.    Advertising Cost
The Company expenses advertising cost when the advertisement occurs. There were no advertising costs during the years 2004 and 2003.

k.    Segment Reporting

           Management treats the operations of the Company as one segment.

Note 4.         RELATED PARTY TRANSACTIONS

The Company makes its headquarters in premises owned by the Company vice president, which to date has been rent free. The market value of these rental facilities is negligible.

Shares of common stock were issued to the officers of the Company for their services during the period August 1, 2003 to June 30, 2005. These issuances totaled 100,000,000 shares. They were valued at $10,000 which is being charged to expense during the periods benefited.

These officers also received 150,000,000 shares of Company stock in exchange for their two thirds interest in the capital stock of Power. Subsequently, these officers acquired the remaining 1/3 of the capital stock of Power. Both the Company and Power had only nominal assets at the time of the acquisition, so these shares were assigned a nominal value.



                                      F-9-

                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004



Note 5.         INCOME TAXES

The Company experienced a loss during in 2004. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profit for a period of twenty years. At December 31, 2004, the Company had an NOL carryforward of $37,637 available for Federal taxes and state taxes. The potential tax benefit of both the state and Federal NOL has been offset by a valuation allowance. If not used, the carryforward will expire as follows in 2004.

Under SFAS No. 109, deferred tax assets are not recognized unless it is more likely than not that the benefits will be realized. If realization is not likely, the amounts are offset by a valuation allowance. Accordingly, at December 31, 2004, $7,527 of deferred tax asset has been fully offset by a valuation allowance.

Note 6.         CAPITAL STOCK

During the months of November and December, the Company sold stock units, each unit comprised of four hundred thousand shares of common stock and two hundred thousand warrants to purchase common stock at a price of $.25 per share. The warrants are exercisable within an eighteen month period of the date of issuance. A total of 1,980,000 shares and 990,000 warrants were sold, yielding proceeds of $49,500.

Sales of common stock units continued in 2005, and 6,400,000 shares and 3,200,000 warrants were sold through June 22, 2005, yielding proceeds of $160,000. The total warrants outstanding at June 22, 2005 was 4,190,000.




                                     F-10-

                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004

Note 7.         OPERATING EXPENSES

Major categories of operating expenses are presented below.

                                                                      April 15, 2002
                                                                   (Date of Inception of
                                             Year       Year        Development Stage) to
                                             2004       2003          December 31, 2004
EXPENSES:

    Licenses and permits                     8,167        -                   8,167
    Travel                                   6,448        -                   6,448
    Officers' compensation                   7,391        -                   7,391
    Office supplies                          3,236        -                   3,236
    Other expenses                          12,395                           12,395
                                            ------                           ------
               Total Expenses               37,637        -                  37,637

Note 8.         RENTS UNDER OPERATING LEASES

Rent expense for the period was $1,600. There are no operating leases with a noncancellable period in excess of one year.

Note 9.         SUPPLEMENTAL CASH FLOWS

There was no cash paid for interest or income taxes during the years ended December 31, 2004 and 2003.

The following non-cash investing and financing activity took place during 2004:

a. The Company acquired two thirds of the capital stock of Power on October 1, 2004 in exchange for 150,000,000 shares of common stock. b. On October 19, 2004, 100,000,000 shares of common stock were issued to the officers of the Company in exchange for their services.
c. On August 20, 2004, Power acquired the assets of TMES in exchange for 2,281,040 shares of its common stock.

                                     F-11-

                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004



Note 10.        RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not anticipate the adoption of recently issued accounting pronouncements to have a significant effect on the Company's results of operations, financial position, or cash flows.

Note 11.        SUBSEQUENT EVENT
On February 21, 2005, the Company issued 3,400,000 of its capital stock for a 50% equity interest in TAT, a Mexican corporation. On May 18, 2005, the Company entered into a contract for the construction and operation of waste disposal plants in Mexico at an estimated cost of $300,000,000. The agreement is contingent on the ability of the Company to provide financing for the project. On April 8, 2005, the Company engaged an agent to assist in raising capital for this project.






                                     F-12-








                         INTERNATIONAL POWER GROUP, LTD

                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                 March 31, 2005

                                  (Unaudited)

                         INTERNATIONAL POWER GROUP, LTD
                         (A Development Stage Company)
                              FINANCIAL STATEMENTS
                                 March 31, 2005
                                  (Unaudited)








                                    CONTENTS




                                                                    PAGE



Balance Sheets                                                       1


Statements of Operations and Deficit Accumulated
    During Development Stage                                         2

Statements of Cash Flows                                             3

Notes to Financial Statements                                        4-5

                         INTERNATIONAL POWER GROUP, LTD
                         (A Development Stage Company)
                                 BALANCE SHEET
                                 March 31, 2005


ASSETS

                                                        March 31, 2005          December 31, 2004
                                                        --------------          -----------------
                                                          (Unaudited)              (Audited)

Current Assets
--------------
        Cash                                                $ 25,211                $ 20,038
        Prepaid expense                                        1,304                   2,609
                                                            --------                --------
              Total current assets                            26,515                  22,647

Other Assets
        Waste disposal permit                                  2,000                    2,000
        Investment                                             2,531                    2,500
                                                            --------                ---------
                Total other assets                             4,531                    4,500

            TOTAL ASSETS                                    $ 31,046                 $ 27,147
                                                            ========                 ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
        Accounts Payable                                    $  9,220                 $  3,784
        Loan payable to affiliate                              5,000                        -
                                                            --------                 --------
                Total current liabilities                     14,220                    3,784

Stockholders' Equity
    Common stock - authorized, 750,000,000
      shares of $.00001 par value; issued
      and outstanding, 290,180,000 shares and 284,980,000
      shares, respectively                                     2,902                     2,850
    Capital in excess of par value                           110,629                    58,150
    Accumulated deficit                                      (96,705)                  (37,637)
                                                             --------                 --------
        Total stockholders' equity                            16,826                    23,363

    TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                                $ 31,046                  $ 27,147


The accompanying notes are an integral part of these financial statements.

                         INTERNATIONAL POWER GROUP, LTD
                         (A Development Stage Company)
            STATEMENTS OF OPERATIONS and DEFICIT ACCUMULATED DURING
                               DEVELOPMENT STAGE
                                  (Unaudited)

                                                                 April 15, 2002
                                                              (Date of Inception of
                                Quarters Ended March 31,        Development Stage)
                                    2005         2004           to March 31, 2005
                                    ----         ----          -----------------

REVENUE                           $   -         $   -               $   -

OPERATING EXPENSES                 59,068           -                 96,705

                                  --------       -------           ------------
LOSS ACCUMULATED DURING
    DEVELOPMENT STAGE            $(59,068)      $   -               $(96,705)
                                 =========      =========           ==========

NET LOSS PER SHARE -
    Basic and diluted             $   -         $   -



WEIGHTED AVERAGE
    SHARES OUTSTANDING         287,056,667     165,000,000

Operating expenses included
the following:

        Consulting Expense        $15,000           -               $ 15,000
        Legal Fees                 17,650           -                 17,650
        Office Expenses             3,174           -                 15,590







The accompanying notes are an integral part of these financial statements..

                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                              April 15, 2002
                                                                           (Date of Inception of
                                             Quarters Ended March 31,        Development Stage)
                                                2005         2004            to March 31, 2005
                                                ----         ----            -----------------

Net loss from operations                     $(59,068)      $    -             $ (96,705)
Adjustments to reconcile net loss to
        net cash consumed by operating
        activities:
    Charges not requiring cash outlay:
        Common stock issued for services        1,305                              8,696
        Asset write-off                           -                                1,500
    Changes in assets and liabilities:
        Increase in accounts payable            5,436            -                 9,220
Net cash consumed by operating                 ------       -------             --------
        activities                            (52,327)           -               (77,289)

Cash Flows From Investing Activities:
    Acquisition of waste disposal permit            -            -                (2,000)
    Investment in Mexican company                   -            -                (2,500)
        Net cash consumed by investing
        activities                                  -            -                (4,500)
                                               ------        -------            ---------
Cash Flows From Financing Activities:
    Proceeds of sales of common stock          52,500            -               102,000
     Proceeds of loan                           5,000            -                 5,000
        Net cash provided by financing         ------        -------            ---------
        activities                             57,500            -               107,000


Net increase in cash                            5,173            -                25,211

Cash balance, beginning of period              20,038            -                   -
                                               ------         -------           ---------
Cash balance, end of period                  $ 25,211        $   -              $ 25,211
                                               ======         =======           =========

The accompanying notes are an integral part of these financial statements.

                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2005
                                  (Unaudited)



                            1. BASIS OF PRESENTATION

Organization

The unaudited interim financial statements of International Power Group, Ltd. as of March 31, 2005 and for the three-month periods ended March 31,2005 and March 31, 2004 have been prepared in accordance with accounting principals generally accepted in the United States of America. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. The results for the three months ended March 31, 2005 are not necessarily indicative of the results to be expected for the full year ended December 31, 2005.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2004.


2. SUPPLEMENTARY CASH FLOWS INFORMATION


There was no cash paid for either interest or income taxes during both of the periods presented.

The following non-cash investing activity took place during the 2005 period:

The Company issued 3,100,000 shares as part of its investment in Tratamientos Ambientales de Tecate, S.A. de C. V. (TAT), a Mexican corporation.

                        INTERNATIONAL POWER GROUP, LTD.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                                 March 31, 2005
                                  (Unaudited)







 3. COMMON STOCK

Shares of common stock were issued in private placement offerings in the 2005 period. A total of 2,100,000 shares were issued, yielding proceeds of $ 52,500. These shares were accompanied by 1,050,000 warrants, each permitting the purchase of a share of stock at $.25 within eighteen months. This brings the total warrants outstanding to 2.040,000 at March 31, 2005.

As described in Note #2, an additional 3,100,000 shares were issued in a non-cash transaction.